Genworth Financial President & CEO Thomas J. McInerney to Take Temporary Leave of Absence; Jerome Upton, Genworth CFO, Named Interim President & CEO Richmond, VA (July 7, 2026) - Genworth Financial, Inc. (NYSE: GNW) today announced that Tom McInerney, President & Chief Executive Officer, will be taking a temporary leave of absence from his role to focus on his health. The Board of Directors has named Jerome Upton, currently Genworth’s Chief Financial Officer, as Interim President & Chief Executive Officer, effective immediately. “Our thoughts are with Tom and his family as he recovers, and we look forward to his return,” said Melina Higgins, Genworth’s Board Chair. “Genworth is well positioned for continued success with a strong bench of talented leaders. Together with the Board and executive leadership team, I am confident that we will continue during this interim period to execute Genworth’s existing strategy, maintain continuity, and make progress towards our goals.” Tom joined Genworth as President and Chief Executive Officer in January 2013. Since joining the company, he has led a number of initiatives to drive operational excellence, position the company for growth, and strengthen the company’s financial position while returning significant capital to shareholders, resulting in strong strategic, operational and financial outcomes. Jerome Upton has been with the company and its predecessors since 1998 and has served as Genworth’s CFO since March 2023. Over that time, he has held a number of executive leadership roles in finance and operations across different business lines and geographies. Jerome’s contributions have been integral in developing Genworth’s strategy and he has worked closely with Tom to drive the company’s improved financial and operating position. About Genworth Financial Genworth Financial, Inc. (NYSE: GNW) is a publicly traded holding company headquartered in Richmond, Virginia. Through its family of brands—including CareScout, Genworth, and Enact— Genworth uses its more than 150 years of experience to help families navigate the aging journey with clarity and confidence, offering guidance, products, and services that support caregiving decisions, long-term care planning, and the financial challenges of aging. Genworth is the majority owner of Enact Holdings, Inc. (Nasdaq: ACT), a leading U.S. mortgage insurance provider. For more information, visit https://www.genworth.com. Cautionary Note Regarding Forward Looking Statements This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will,” “may” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the company’s future business and financial performance. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those in the forward-looking statements or views expressed in this press release. These risks and uncertainties include, but are not limited to, those disclosed in the risk factor section of Genworth’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (SEC) on February 27, 2026. Genworth undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities laws. # # # Contact Information: Investors: Christine Jewell InvestorInfo@genworth.com Media: Evans Mandes Evans.Mandes@genworth.com